EXHIBIT 10.14

Sangamo Therapeutics, Inc.

Stock Option Grant Notice
(2018 Equity Incentive Plan)

Sangamo Therapeutics, Inc. (the “Company”), pursuant to its 2018 Equity Incentive Plan (the “Plan”) and its French Stock-Options Sub-Plan dated 24 September 2018 (the "Sub-Plan"), has granted to Optionholder an option to purchase the number of shares of Common Stock set forth below (the “Option”).  The Option is subject to all of the terms and conditions as set forth herein and in the Plan, the Sub-Plan, and the Option Terms and Conditions the three of which are incorporated herein in their entirety.  Capitalized terms not explicitly defined herein but defined in the Plan, the Sub-Plan or the Option Terms and Conditions shall have the meanings set forth in the Plan, the Sub-Plan or the Option Terms and Conditions.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares of Common Stock Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Type of Grant:Nonstatutory Stock Option

Exercise and

Vesting Schedule:	Subject to the Optionholder’s Continuous Service through each applicable vesting date, the Option will vest as follows:

[1/4th of the shares vest and become exercisable one year after the Vesting Commencement Date; the balance of the shares vest and become exercisable in a series of 36 successive equal monthly installments measured from the first anniversary of the Vesting Commencement Date.]

Optionholder Acknowledgements:  By Optionholder’s acceptance, Optionholder understands and agrees that the Option is governed by this Stock Option Grant Notice, and the provisions of the Plan, the Sub-Plan and the Option Terms and Conditions, all of which are made a part of this document.  The Optionholder acknowledges that copies of the Plan, the Sub-Plan, Option Terms and Conditions and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Optionholder.  Optionholder represents that he or she has read and is familiar with the provisions of the Plan, the Sub-Plan, the Option Terms and Conditions and the prospectus for the Plan.  Optionholder acknowledges and agrees that this Grant Notice and the Terms and Conditions may not be modified, amended or revised except in a writing signed by Optionholder and a duly authorized officer of the Company.  Optionholder further acknowledges that in the event of any conflict between the provisions in this Grant Notice, the Terms and Conditions, or the Prospectus and the terms of the Plan and/or the Sub-Plan, the terms of the Plan and/or the Sub-Plan shall control.  Optionholder further acknowledges that the Option Agreement sets forth the entire understanding between Optionholder and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of other equity awards previously granted to Optionholder and Common Stock previously issued to Optionholder.

Sangamo Therapeutics, Inc.By: Date: %%OPTION_DATE,'Month DD, YYYY'%-%

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